UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): May 15, 2012

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 15, 2012, Cardium Therapeutics, Inc. (“Cardium”) issued a press release announcing the its first quarter 2012 financial results and recent developments. On May 15, 2012, Cardium announced an agreement with UK-based Angel Biomedical Limited for Excellagen supply and planned European market expansion. On May 16, 2012, Cardium announced that certain catheter-based methods increased cardiac gene delivery as reported in a late-breaking presentation at the 2012 American Society of Gene & Cell Therapy Meeting. On May 17, 2012, Cardium announced an upcoming presentation at the Sachs Associates 2012 Science, Partner, and Investment Forum. Copies of the press releases are attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and 99.4, respectively, and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on May 15, 2012
99.2	Press Release of Cardium issued on May 15, 2012
99.3	Press Release of Cardium issued on May 16, 2012
99.4	Press Release of Cardium issued on May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: May 21, 2012	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer